UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 20, 2014

CME Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2014, CME Group Inc. (the "Company") filed a Current Report on Form 8-K announcing that James V. Pieper had resigned from his position as Chief Accounting Officer and would be leaving the organization in early June.

On May 20, 2014, the Board of Directors appointed Jill Harley, 52, as the Company’s Managing Director and Chief Accounting Officer. Ms. Harley will fill the role on an interim basis while the Company evaluates potential permanent candidates.

Ms. Harley most recently served as our Managing Director, Corporate Finance Services from 2010. She has 29 years of financial services experience at the Company, CBOT Holdings, Inc. ("CBOT Holdings") and Board of Trade of the City of Chicago, Inc. ("CBOT"). She served in the role of Chief Accounting Officer at the Company from 2008 to 2010 and, prior to our merger with CBOT Holdings, Ms. Harley served as the Chief Accounting Officer for CBOT Holdings and CBOT from 2004 to 2007. Ms. Harley is a registered certified public accountant.

Ms. Harley will participate in the Company’s compensation program upon terms commensurate with other executives at the level of Managing Director.

There are no family relationships existing between Ms. Harley and any executive officer or director of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Ms. Harley or any member of her immediate family had or will have an interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

May 21, 2014	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Senior Managing Director, General Counsel & Corporate Secretary